EXHIBIT 10.2

SCHAWK, INC.

______________________________

THIRD AMENDMENT

Dated as of November 17, 2010

to

NOTE PURCHASE AND PRIVATE SHELF AGREEMENT

Dated as of January 28, 2005

______________________________

Re: $20,000,000 4.99% Series D Senior Notes Due January 28, 2011
and
$20,000,000 5.17% Series E Senior Notes Due January 28, 2012
of
Schawk, Inc.

DATED AS OF NOVEMBER 17, 2010

THIRD AMENDMENT TO NOTE AGREEMENT

THIS THIRD AMENDMENT dated as of November 17, 2010 (the or this “Third Amendment”) to the Note Purchase and Private Shelf Agreement dated as of January 28, 2005 is between SCHAWK, INC., a Delaware corporation (the “Company”), and each of the institutions which is a signatory to this Third Amendment (collectively, the “Noteholders”).

RECITALS:

A.       The Company and each of the Noteholders have heretofore entered into the Note Purchase and Private Shelf Agreement dated as of January 28, 2005 (as amended by that certain First Amendment to Note Agreement dated as of June 11, 2009, by that certain Second Amendment to Note Agreement dated as of January 12, 2010 and as the same may otherwise be amended, modified and supplemented from time to time, the “Note Agreement”).  The Company has heretofore issued the $20,000,000 4.99% Series D Senior Notes Due January 28, 2011 dated January 28, 2005, and the $20,000,000 5.17% Series E Senior Notes Due January 28, 2012 dated January 28, 2005 (collectively, the “Notes”) pursuant to the Note Agreement.

B.       The Company and the Noteholders now desire to amend the Note Agreement in the respects, but only in the respects, hereinafter set forth.

C.       Capitalized terms used herein shall have the respective meanings ascribed thereto in the Note Agreement unless herein defined or the context shall otherwise require.

D.       All requirements of law have been fully complied with and all other acts and things necessary to make this Third Amendment a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.

NOW, THEREFORE, upon the full and complete satisfaction of the conditions precedent to the effectiveness of this Third Amendment set forth in Section 3.1 hereof, and in consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company and the Noteholders do hereby agree as follows:

SECTION 1.  AMENDMENTS TO NOTE AGREEMENT.

Section 1.1.  Section 10.6 of the Note Agreement shall be and is hereby amended in its entirety to read as follows:

“Section 10.6.  Restricted Payments.  The Company shall not declare or make any Restricted Payment, except (i) for fiscal years ending on or prior to December 31, 2010, Restricted Payments in an amount not to exceed $5,000,000 in the aggregate during any such fiscal year (provided that the Special Restricted Payments shall not count against such $5,000,000 limitation), (ii) Restricted Payments in an amount not to exceed $14,000,000 in the aggregate during the period from January 1, 2011 until July 12, 2012 (provided that (x) such Restricted Payments shall not exceed $10,000,000 in the aggregate for any four consecutive fiscal quarters of the Company within such period and

(y) the Special Restricted Payments shall not count against such $14,000,000 limitation), (iii) the Special Restricted Payments and (iv) Restricted Payments by a Subsidiary to the Company or another Subsidiary; provided, however, that in no event shall any Restricted Payments (other than Restricted Payments to the Company) be declared or made if either a Default or an Event of Default shall have occurred and be continuing at the date of declaration or payment thereof or would result therefrom.”

Section 1.2.  Section 10.19(b) of the Note Agreement is hereby amended to amend and restate the table appearing therein in its entirety to read as follows:

“Last Twelve-Month Period Ending	Maximum Cash Flow Leverage Ratio

September 30, 2010	2.75 to 1.00

December 31, 2010 and the last day of each fiscal quarter thereafter ending	2.50 to 1.00”

Section 1.3.  The following shall be added as a new definition in alphabetical order to the Defined Terms in Schedule B to the Note Agreement:

““Special Restricted Payments” means one or more Restricted Payments payable by the Company on or before December 31, 2011 in an aggregate amount not to exceed $13,000,000.”

SECTION 2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

Section 2.1.  To induce the Noteholders to execute and deliver this Third Amendment (which representations shall survive the execution and delivery of this Third Amendment), the Company represents and warrants to the Noteholders that:

(a)         this Third Amendment has been duly authorized, executed and delivered by it and this Third Amendment constitutes the legal, valid and binding obligation, contract and agreement of the Company enforceable against the Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally;

(b)         the Note Agreement, as amended by this Third Amendment, constitutes the legal, valid and binding obligation, contract and agreement of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally;

(c)         the execution, delivery and performance by the Company of this Third Amendment (i) has been duly authorized by all requisite corporate action and, if required, shareholder action, (ii) does not require the consent or approval of any governmental or regulatory body or agency, and (iii) will not (A) violate (1) any provision of law, statute, rule or regulation or its certificate of incorporation or bylaws, (2) any order of any court or any rule, regulation or order of any other agency or

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government binding upon it, or (3) any provision of any material indenture, agreement or other instrument to which it is a party or by which its properties or assets are or may be bound, or (B) result in a breach or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in clause (iii)(A)(3) of this Section 2.1(c);

(d)         as of the date hereof and after giving effect to this Third Amendment, no Default or Event of Default has occurred which is continuing and no condition exists which has resulted in, or could reasonably be expected to have, a Material Adverse Effect;

(e)         all the representations and warranties contained in Section 5 of the Note Agreement and in Section 5 of the Guaranty Agreement are true and correct in all material respects with the same force and effect as if made by the Company and the Subsidiary Guarantors, respectively, on and as of the date hereof;

(f)         all Subsidiaries that are required to enter into the Subsidiary Guaranty or enter into a joinder agreement in respect of the Subsidiary Guaranty pursuant to Section 9.6 of the Note Agreement have so entered into the Subsidiary Guaranty or a joinder agreement in respect of the Subsidiary Guaranty and are listed on the signature pages to this Third Amendment as Subsidiary Guarantors; and

(g)         other than as expressly set forth in the Bank Credit Agreement First Amendment (as defined below) or as expressly set forth in the 2003 Note Agreement Fourth Amendment (as defined below), neither the Company nor any of its Subsidiaries on or prior to the Amendment No. 3 Effective Date has paid or agreed to pay, nor will the Company or any of its Subsidiaries pay or agree to pay on or after to the Amendment No. 3 Effective Date, any fees or other compensation to the Administrative Agent, any Bank Lender or any holder of the 2003 Notes for or with respect to the Bank Credit Agreement First Amendment or the 2003 Note Agreement Fourth Amendment (in each case other than for the reimbursement of out of pocket expenses in connection therewith).

SECTION 3.  CONDITIONS TO EFFECTIVENESS OF THIS THIRD AMENDMENT.

Section 3.1.  This Third Amendment shall not become effective until, and shall become effective when, each and every one of the following conditions shall have been satisfied:

(a)         executed counterparts of this Third Amendment, duly executed by the Company, each of the Subsidiary Guarantors and the holders of the Notes, shall have been delivered to the Noteholders;

(b)         the Company shall have delivered to the Noteholders executed copies of (i) the Amendment No. 1 to Amended and Restated Credit Agreement dated as of the date hereof among the Company, certain Subsidiaries of the Company named therein, JPMorgan Chase Bank, N.A., as agent and collateral agent, and the other financial institutions party thereto (the “Bank Credit Agreement First Amendment”), and (ii) the Third Amendment to Note Purchase Agreement dated as of the date hereof among

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the Company and the holders of the 2003 Notes (the “2003 Note Agreement Fourth Amendment”), and all related agreements, documents and instruments, in each case, in connection therewith, all of which shall be in form and substance satisfactory to the Noteholders;

(c)         for the account of each Noteholder, the Company shall have paid an amendment fee in an amount equal to 0.05% of the principal amount of the Notes outstanding as of the Amendment No. 3 Effective Date held by such Noteholder;

(d)         the representations and warranties of the Company set forth in Section 2 hereof are true and correct on and with respect to the date hereof; and

(e)         the Company shall have paid the reasonable fees and expenses of Schiff Hardin LLP, special counsel to the Noteholders, in connection with the negotiation, preparation, approval, execution and delivery of this Third Amendment.

Upon receipt of all of the foregoing, this Third Amendment shall become effective (the “Amendment No. 3 Effective Date”).

SECTION 4.  MISCELLANEOUS.

Section 4.1.  This Third Amendment shall be construed in connection with and as part of the Note Agreement and, except as modified and expressly amended by this Third Amendment, all terms, conditions and covenants contained in the Note Agreement, the Guaranty Agreement and the Notes are hereby ratified and shall be and remain in full force and effect.

Section 4.2.  Except as modified and expressly amended by this Third Amendment, the execution, delivery and effectiveness of this Third Amendment shall not (a) amend the Note Agreement, the Guaranty Agreement or any Note, (b) operate as a waiver of any right, power or remedy of any Noteholder, or (c) constitute a waiver of, or consent to any departure from, any provision of the Note Agreement, the Guaranty Agreement or any Note at any time.

Section 4.3.  Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Third Amendment may refer to the Note Agreement without making specific reference to this Third Amendment but nevertheless all such references shall include this Third Amendment unless the context otherwise requires.  At all times on and after the Amendment No. 3 Effective Date, each reference to the Note Agreement in any other document, instrument or agreement shall mean and be a reference to the Note Agreement as modified by this Third Amendment.

Section 4.4.  The descriptive headings of the various Sections or parts of this Third Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

Section 4.5.  This Third Amendment shall be governed by and construed in accordance with the laws of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

[Signatures on Following Page]

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The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Third Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.

Very truly yours,

SCHAWK, INC.

By:	/s/Timothy J. Cunningham
Name: Timothy J. Cunningham
Title: Chief Financial Officer

Each of the Subsidiary Guarantors hereby (i) consents to the foregoing Third Amendment and ratifies the amendments contained therein, (ii) ratifies and reaffirms all of its obligations and liabilities under each Subsidiary Guaranty (as defined in the Note Agreement referred to in the Third Amendment) notwithstanding the Third Amendment or otherwise, (iii) confirms that each Subsidiary Guaranty remains in full force and effect after giving effect to the Third Amendment, (iv) represents and warrants that there is no defense, counterclaim or offset of any type or nature under any Subsidiary Guaranty, (v) agrees that nothing in any Subsidiary Guaranty, the Note Agreement, the Third Amendment or any other agreement or instrument relating thereto requires the consent of any Subsidiary Guarantor or shall be deemed to require the consent of any Subsidiary Guarantor to any future amendment or other modification to the Note Agreement, and (vi) waives acceptance and notice of acceptance hereof.

SCHAWK USA, INC.

By:	/s/Timothy J. Cunningham
Name: Timothy J. Cunningham
Title: Chief Financial Officer

SCHAWK WORLDWIDE HOLDINGS INC.

By:	/s/Timothy J. Cunningham
Name: Timothy J. Cunningham
Title: Chief Financial Officer

SCHAWK HOLDINGS INC.

By:	/s/Timothy J. Cunningham
Name: Timothy J. Cunningham
Title: Chief Financial Officer

SEVEN SEATTLE, INC.

By:	/s/Timothy J. Cunningham
Name: Timothy J. Cunningham
Title: Chief Financial Officer

SCHAWK LLC

By:	/s/Timothy J. Cunningham
Name: Timothy J. Cunningham
Title: Chief Financial Officer

MIRAMAR EQUIPMENT, INC.

By:	/s/Timothy J. Cunningham
Name: Timothy J. Cunningham
Title: Chief Financial Officer

SCHAWK DIGITAL SOLUTIONS INC.

By:	/s/Timothy J. Cunningham
Name: Timothy J. Cunningham
Title: Chief Financial Officer

KEDZIE AIRCRAFT LLC

By:	/s/Timothy J. Cunningham
Name: Timothy J. Cunningham
Title: Chief Financial Officer

Accepted as of the date first written above.

PRUDENTIAL INVESTMENT MANAGEMENT, INC.

By:	/s/Julia Buthman
	Name:	Julia Buthman
Title: Vice President

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	/s/Julia Buthman
Vice President

RGA REINSURANCE COMPANY

By:	Prudential Private Placement Investors, L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc. (as its General Partner)

By:	/s/Julia Buthman
Vice President